UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Mineola Boulevard Mineola, NY	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 248-1100

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 18, 2019, Standard Diversified Inc., a Delaware corporation (the “Registrant” or the “Borrower”) entered into a Term Loan Agreement (the “Term Loan Agreement”), by and among the Borrower and GACP II, L.P., a Delaware limited partnership, as administrative agent and collateral agent (the “Agent”) for the financial institutions from time to time party thereto (the “Lenders”) and for itself, and the Lenders. The Term Loan Agreement provides for an initial term loan of $25,000,000 (the “Term Loan”). The Term Loan will be used to (a) repay, in full, all outstanding indebtedness under the Existing Credit Agreement (as defined in Item 1.02 of this Current Report on Form 8-K), (b) finance the purchase of shares of the common stock of Turning Point Brands, Inc., a Delaware corporation (“TPB” and such common stock the “TPB Stock”), (c) finance the repurchase of the Stock (as defined in the Term Loan Agreement) of the Registrant, (d) fund certain fees and expenses, and (e) provide working capital for the Borrower.

Loans under the Term Loan Agreement will bear interest at a rate equal to the three-month “Libor Rate” as published in The Wall Street Journal plus 9.00% (the “Applicable Margin”). Interest under the Term Loan Agreement is payable monthly. The loans under the Term Loan Agreement are also subject to a closing fee of $500,000, payable upon execution of the Term Loan Agreement. An additional fee (the “Early Termination Fee”) shall be due at any time if on or prior to the third anniversary of the Closing Date, the Borrower prepays or repays (whether voluntarily or mandatorily), or is required to prepay or repay, the Term Loan in whole or in part.  The Early Termination Fee shall be an amount equal to (A) at any time on or prior to the first anniversary of the Closing Date, the Make-Whole Amount (as defined below) or (B) at any time after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, one percent (1.00%) of the amount of the Term Loan so prepaid or repaid or required to be prepaid or repaid. The “Make-Whole Amount” shall mean, with respect to any Early Termination Fee Event that occurs on or prior to the first anniversary of the Closing Date, the greater of (a) two percent (2.00%) of the amount of the Term Loan so prepaid or required to be prepaid, or the (b) result of (i) all interest on the portion of the Term Loan prepaid or required to be prepaid that would otherwise have accrued within the twelve (12) month period following the closing date of the Term Loan (calculated based on the per annum interest rate (including, for the avoidance of doubt, the Applicable Margin) applicable to the Term Loan on the date of such prepayment or required prepayment), minus (ii) actual cash payments of interest on such portion of the Term Loan paid by the Borrower from the Closing Date through the date of such prepayment or required prepayment.

The obligations of the Borrower under the Term Loan Agreement are secured by all of the shares of the TPB Stock owned by the Borrower.

The Term Loan Agreement contains certain affirmative and negative covenants that are binding on the Borrower, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Borrower to incur indebtedness, to create liens, to merge or consolidate, to make dispositions, to pay dividends or make distributions, to make investments, to pay any subordinated indebtedness, to enter into certain transactions with affiliates or to make capital expenditures.

In addition, the Loan Agreement requires the Borrowers to abide by certain financial covenants. Specifically, the Loan Agreement requires that the Borrowers:

•
Maintain Liquidity (as defined in the Term Loan Agreement) of not less than $2,000,000 unless the Fixed Charge Coverage Ratio (as defined in the Term Loan Agreement) for the Applicable Reference Period (as defined in the Term Loan Agreement) at such time, measured as of the last day of such Applicable Reference Period, is greater than or equal to 1.10 to 1.00.

•
Maintain a TPB Consolidated Total Leverage Ratio (as defined in the Term Loan Agreement) of less than 7.25 to 1.00 through to December 31, 2020, 7.00 to 1.00 from March 31, 2021 through December 31, 2021, and 6.75 to 1.00 starting March 31, 2022 and thereafter.

•
Maintain a TPB Consolidated Senior Leverage Ratio (as defined in the Term Loan Agreement) of less than 4.25 to 1.00 through December 31, 2020, 4.00 to 1.00 from March 31, 2021 through December 31, 2021, and 3.75 to 1.00 starting March 31, 2022 and thereafter.

The Term Loan Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods). The Term Loan Agreement also contains certain representations, warranties and conditions, in each case as set forth in the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 18, 2019, in connection with entering the Term Loan Agreement, the Registrant repaid in full all amounts due under that certain Term Loan Agreement, dated as of February 2, 2018, among the Registrant and certain of its subsidiaries, as borrowers, and Crystal Financial LLC, a Delaware limited liability company, as administrative agent and collateral agent for the financial institutions from time to time party thereto (the “Existing Lenders”) and for itself, and the Existing Lenders (the “Existing Credit Agreement”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Name
99.1
Term Loan Agreement, dated as of September 18, 2019, by and among Standard Diversified Inc. and GACP II, L.P., a Delaware limited partnership, as administrative agent and collateral agent for the financial institutions from time to time party thereto and for itself.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: September 20, 2019	By:	/s/ Bradford A. Tobin
Name: Bradford A. Tobin
Title: General Counsel & Secretary